VOTING AGREEMENT

         This VOTING AGREEMENT (the "AGREEMENT") is made and entered into as of February 10, 2005, between and among FIRST MONTUAK FINANCIAL CORP., a New Jersey corporation (the "COMPANY"), and the undersigned stockholder (the "STOCKHOLDER") of OLYMPIC CASCADE FINANCIAL CORPORATION, a Delaware corporation ("PARENT"). All capitalized terms herein not otherwise defined shall have the meaning ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS

         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of the date hereof (the "MERGER Agreement") by and among Parent, MERGER SUB, a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and the Company, MERGER SUB is merging with and into the Company (the "MERGER") and the Company, as the surviving corporation of the Merger, will thereby become a wholly owned subsidiary of Parent;

         WHEREAS, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of shares of the outstanding (i) common stock, $0.02 par value per share, and (ii) Series A Preferred Stock, $0.01 par value per share, of Parent in the amounts indicated on the final page of this Agreement (the "SHARES"); and

         WHEREAS, in consideration of the execution of the Merger Agreement by Company, the Stockholder agrees (i) not to transfer or otherwise dispose of any of such Stockholder's Shares or New Shares (as defined below), or any and all other shares or securities of Parent issued, issuable, exchanged or exchangeable in respect of any Shares or New Shares (collectively with respect to each Stockholder, the "SECURITIES"), and (ii) agrees to vote such Stockholder's Securities as set forth herein.

         NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties agree as follows:

         1. AGREEMENT TO RETAIN SHARES.

                  1.1 Transfer and Encumbrance. The Stockholder agrees to be subject to such Stockholder's Proxy (as defined in Section 3) and agrees that it will not take or permit any action to, directly or indirectly, (i) transfer, sell, assign, give, pledge, exchange or pledge, or otherwise dispose of or encumber the Stockholder's Securities prior to the Expiration Date, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date; (ii) deposit any of the Stockholder's Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Stockholder's Securities or grant any proxy or power of attorney with respect thereto, in each case, in a manner that conflicts or may conflict with the Stockholder's obligations hereunder, or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer, exchange or other disposition of or transfer of any interest in or the voting of any of the Stockholder's Securities, in each case, in a manner that conflicts or may conflict with the Stockholder's obligations hereunder. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) the Effective Time (as such terms is defined in the Merger Agreement), and (ii) the date on which the Merger Agreement is terminated in accordance with its terms (including any extensions to the Merger Agreement, as provided for therein).

                  1.2 New Shares. The Stockholder agrees that any shares or securities of the capital stock of Parent that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date (the "NEW SHARES"), and any and all other shares or securities of Parent issued, issuable, exchanged or exchangeable in respect of any New Shares, shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2. AGREEMENT TO VOTE. At every meeting of the stockholders of Parent called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following, the Stockholder agrees to vote such Stockholder's Securities: (i) in favor of approval of the Merger Agreement, the Merger, the transactions contemplated thereby and any matter that could reasonably be expected to facilitate the Merger; (ii) in favor of any alternative structure as may be agreed upon by Parent and the Company to effect the acquisition by Parent of the Company or of control of the Company; provided that such alternative structure is on terms in the aggregate no less favorable to Parent's stockholders than the terms of the Merger set forth in the Merger Agreement; and (iii) against the consummation of any Superior Proposal or any other action, proposal, agreement or transaction (other than the Merger, the Merger Agreement or the transactions contemplated thereby) that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement, which could result in any of the conditions to Parent's obligations under the Merger Agreement not being fulfilled or which would be inconsistent with the Merger or any other transaction contemplated by the Merger Agreement. Prior to the Expiration Date, the Stockholder will not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with this Section 2. This Agreement is intended to bind the Stockholder as a stockholder of Parent only with respect to the specific matters set forth herein.

         3. PROXY. Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to the Company a proxy in the form attached hereto as Exhibit A (the "PROXY"), which shall be irrevocable to the extent provided in
Section 212 of the Delaware General Corporation Law, covering the total number of Securities beneficially owned or as to which beneficial ownership is acquired (as such term is defined in Rule 13d-3 under the Exchange Act) by such Stockholder. The Proxy shall not be terminated by any act of the Stockholder or by operation of law, whether by the death or incapacity of the Stockholder or by the occurrence of any other event or events (including, without limitation, the termination of any trust or estate for which the Stockholder is acting as a fiduciary or fiduciaries or the dissolution or liquidation of any corporation or partnership). If between the execution hereof and the Expiration Date, the Stockholder should die or become incapacitated, or if any trust or estate holding the Securities should be terminated, or if any corporation or partnership holding the Securities should be dissolved or liquidated, or if any other such similar event or events shall occur before the Expiration Date, certificates representing the Securities shall be delivered by or on behalf of the Stockholder in accordance with the terms and conditions of the Merger Agreement and this Agreement, and actions taken by the Company hereunder shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not the Company has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

         4. NO OPPOSITION. The Stockholder agrees not to take, or cause to be taken, any action inconsistent with the consummation of the Merger and the transactions contemplated by the Merger Agreement. The Stockholder agrees to take, or cause to be taken, all actions necessary to facilitate, encourage or otherwise support the Merger and the transactions contemplated by the Merger Agreement.

         5. ACKNOWLEDGEMENT. The parties acknowledge and agree that neither the Company, nor the Company's successors, assigns, subsidiaries, divisions, employees, officers, directors, stockholders, agents and affiliates shall owe any duty to, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney's fees) and compensation of any kind or nature whatsoever to the Stockholder in connection with or as a result of any voting (or refrain from voting) by the Company of the Securities subject to the Proxy hereby granted to the Company at any annual, special or other meeting or action or the execution of any consent of the stockholders of Parent. The parties acknowledge that, pursuant to the authority hereby granted under the Proxy, the Company may vote the Securities in furtherance of its own interests, and the Company is not acting as a fiduciary for the Stockholder.

         6. INTENTIONALLY DELETED

         7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER. The Stockholder hereby represents, warrants and covenants to the Company that:

                  7.1 Ownership. The Stockholder has good and marketable title to, and is the sole legal and beneficial owner of the Shares, in each case free and clear of all Liens. As of the date hereof, the Stockholder does not beneficially own any shares or securities of the capital stock of Parent other than such Stockholder's Shares.

                  7.2 Authorization. The Stockholder has all requisite power and authority to execute and deliver this Agreement and the Proxy and to consummate the transactions contemplated hereby and thereby and has sole voting power and sole power of disposition, with respect to all of the Shares with no restrictions on its voting rights or rights of disposition pertaining thereto. The Stockholder has duly executed and delivered this Agreement and this
Agreement is a legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms.

                  7.3 No Violation. Neither the execution, delivery and performance of this Agreement or the Proxy nor the consummation of the transactions contemplated hereby and thereby will (i) require the Stockholder to file or register with, or obtain any material permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity; (ii) violate, or cause a breach of or default (or an event which with notice or the lapse of time or both would become a default) under, any contract, agreement or understanding, any statute or law, or any judgment, decree, order, regulation or rule of any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity or any arbitration award binding upon the Stockholder; or (iii) cause the acceleration of any obligation under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrances on any property or asset of the Stockholder pursuant to any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree to which the Stockholder is subject or by which the Stockholder or any of the Stockholder's properties or assets are bound. No proceedings are pending which, if adversely determined, will have a material adverse effect on any ability to vote or dispose of any of the Shares. The Stockholder has not previously assigned or sold any of the Shares to any third party.

         8. FURTHER ASSURANCES. The Stockholder hereby covenants and agrees to execute and deliver, or cause to be executed or delivered, such additional proxies, consents, waivers and other instruments, and undertake any and all further action, necessary or desirable, in the reasonable opinion of the Company, to carry out the purpose and intent of this Agreement and to consummate the Merger under the terms of the Merger Agent or any other agreement to which such Stockholder is a party.

         9. TERMINATION. This Agreement and the Proxies delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date; provided that nothing herein shall relieve any party from liability hereof for breaches of this Agreement prior to the Expiration Date or for breaches of Section 6 after the Expiration Date.

         10. MISCELLANEOUS.

                  10.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of this terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  10.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other; provided, however, that the Company may freely assign its rights to another director or indirect wholly owned subsidiary of the Company without such prior written approval but no such assignment shall relieve the Company of any of its obligations hereunder. Any purported assignment without such consent shall be void.

                  10.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                  10.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

                  10.5 Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid (effective when delivered by hand or telecopy, one day after dispatch by overnight courier, and three business days after dispatch by mail), as follows:

                           (a) if to the Company, to:

                           First Montauk Financial Corp.
                           Parkway 109 Office Center
                           328 Newman Springs Road
                           Red Bank, NJ 07701
                           Facsimile:
                           Att:  Chief Executive Officer

                           with a copy to:

                           Goldstein & DiGioia, LLP
                           45 Brodway, 11th Flour
                           New York NY 10016
                           Att.: Victor DiGioia, Esq.

                           (b) if to the  Stockholder,  to the address set forth
                  beneath such Stockholder's signature below.

                  10.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  10.7 Entire Agreement. This Agreement, the Proxy and the Merger Agreement contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matters.

                  10.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  10.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  10.10 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the state or federal court of the State of Delaware, and each of the parties hereby consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section 10.10 shall be deemed effective service of process on such party.

                  10.11 No Limitation on Actions of the Stockholder as Director. Notwithstanding anything to the contrary in this Agreement, in the event the Stockholder is an officer or director of Parent, nothing in this Agreement is intended or shall be construed to require the Stockholder, in the Stockholder's capacity as a officer or director of Parent, to act or fail to act in accordance with the Stockholder's fiduciary duties in such capacity.

                  10.12 Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  10.13 Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OT OF OR RELATED TO THIS AGREEMENT, THE PROXY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

                  10.14 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Proxy, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  10.15 Disclosure. The Stockholder hereby authorizes the Company to publish or disclosure in any the Company SEC Reports, including, without limitation, a Schedule 13D, its identity and the nature of its commitments, arrangements and understandings under this Agreement.

                  10.16 Consent of Spouse. If the Stockholder is married, the Stockholder agrees to deliver to the Company the Consent of Spouse attached hereto as Exhibit B on the date hereof.

                  10.17   Legend  on  Share   Certificates.   Each   certificate
representing any Securities shall be endorsed by Parent with a legend reading substantially as follows:

                  "THE RIGHT TO VOTE THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A VOTING AGREEMENT, A COPY OF WHICH IS ON FILE AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS."



                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.

                                         FIRST MONTAUK FINANCIAL CORP.



                                         By:____________________________________

                                         Title:_________________________________



                                         STOCKHOLDER



                                         By:____________________________________



                                         Stockholder's Address for Notice:



                                         _______________________________________

                                         _______________________________________

                                         _______________________________________


                                         Shares beneficially owned:

                                         _______ shares of Parent Common Stock



                                         _______ shares of the Parent Series A
                                         Preferred




                       SIGNATURE PAGE TO VOTING AGREEMENT

                                    EXHIBIT A

                                      PROXY

                                TO VOTE STOCK OF

                                   THE COMPANY

         The undersigned stockholder of OLYMPIC CASCADE FINANCIAL CORPORATION, a Delaware corporation ( "PARENT"), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law, except as provided below) appoints Victor Kurylak of FIRST MONTUAK FINANCIAL CORP., a New Jersey corporation ("COMPANY"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Parent issued, issuable, exchanged or exchangeable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Parent as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

         This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is coupled with an interest and is granted pursuant to that certain Voting Agreement dated as of February 10, 2005, by and among the Company and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of the Company entering into that certain Agreement and Plan of Merger, dated as of February 10, 2005 (the "MERGER AGREEMENT"), by and among the Company, Parent and MERGER SUB, a Delaware corporation and wholly owned subsidiary of Parent ("MERGER SUB"). The Merger Agreement provides for the merger of MERGER SUB with and into the Company (the "MERGER") with the Company as the surviving corporation. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) the Effective Time (as such terms is defined in the Merger Agreement), and (ii) the date on which the Merger Agreement is terminated in accordance with its terms (including any extensions to the Merger Agreement, as provided for therein).

         The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or other meeting or action of the stockholders of Parent, as applicable, or at any adjournment thereof and in every written consent in lieu of such meeting: (i) in favor of approval of the Merger Agreement, the Merger, the transactions contemplated thereby and any matter that could reasonably be expected to facilitate the Merger; (ii) in favor of any alternative structure as may be agreed by Parent and the Company to effect the acquisition by Parent of the Company or of control of the Company; provided that such alternative structure is on terms in the aggregate no less favorable to Parent's stockholders than the terms of the Merger set forth in the Merger Agreement; and (iii) against the consummation of any Superior Proposal or any other action, proposal, agreement or transaction (other than the Merger, the Merger Agreement or the transactions contemplated thereby) that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement, which could result in any of the conditions to the Parent's obligations under the Merger Agreement not being fulfilled or which would be inconsistent with the Merger or any other transaction contemplated by the Merger Agreement. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated:  February 10, 2005

                                           -------------------------------------
                                           (Signature of Stockholder)

                                           -------------------------------------
                                           (Print Name of Stockholder)

                                           Shares beneficially owned:


                                           _______ shares of Parent Common Stock



                                           _______ shares of the Parent Series A
                                           Preferred

                                    EXHIBIT B

                                CONSENT OF SPOUSE


         I, __________________________,  spouse of ____________ ("Stockholder"), have read and hereby approve the foregoing Voting Agreement. In consideration of the benefits to which the Stockholder is entitled under the Voting Agreement, I hereby agree to be irrevocably bound by the Voting Agreement and further agree that any community property or other such interest shall be similarly bound by the Voting Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Voting Agreement.



                                                   -----------------------------
                                                   Spouse of Stockholder


                                       3